UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

December 16, 2007

AUTOIMMUNE INC.

(Exact Name of Registrant as specified in its charter)

DELAWARE	0-20948	13-348-9062
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1199 Madia Street, Pasadena, CA 91103

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (626) 792-1235

Not Applicable

(Registrant’s name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement.

On December 16, 2007, AutoImmune, Inc. entered into a Clarification and Amendment of BioMS License Agreement, between AutoImmune and BioMS Technology Corp. (the “Amendment”). The Amendment amends the Development and License Agreement between AutoImmune and Rycor Technology Investments Corp. (now known as BioMS), dated August 1, 2000 (the “Rycor Agreement”).

The Amendment (i) modifies the provisions of the Rycor Agreement that relate to the parties’ rights and obligations to bring actions against third parties for infringement of the licensed patents and prosecution of patents, (ii) grants BioMS Technology Corp. the right to decide whether to pursue patent term extensions and supplemental protection certificates for the licensed patents, (iii) clarifies language regarding the diligence BioMS Technology Corp. must use in obtaining approvals of and commercializing and selling products covered by the license, and (iv) extends the term of the license and AutoImmune’s right to royalties through the end of any regulatory exclusivity period for a product covered by the license.

When AutoImmune files the Amendment as an exhibit to its Annual Report on Form 10-KSB for the fiscal year ending December 31, 2007, it intends to request confidential treatment with respect to certain terms of the Amendment.

The information contained in this Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AUTOIMMUNE INC.

By:	/s/ Robert C. Bishop
Robert C. Bishop, Ph.D.
President and Chief Executive Officer

Date: December 20, 2007